Demand Loan Agreement

THIS AGREEMENT dated Effective February 12, 2016 between MELCENT TECHNOLOGY SRL, of Torre Liam, 108 Avenida Sarasota, Bella Vista, Santo Domingo, Dominican Republic (the “Lender”) and

Lans Holdings Inc., of Miami, FL (the “Borrower”).

WHEREAS the Lender has agreed to lend certain monies to the Borrower upon the terms and conditions herein set forth;

NOW THEREFORE IN CONSIDERATION OF the advances to be made by the Lender to the

Borrower and the mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Demand Loan. The Lender hereby loans to the Borrower the amount of Thirty Two Thousand Two Hundred Fifty Eight Dollars United States Dollars $32,258.00_ (AMOUNT) (the “Loan”). The Borrower acknowledges receipt of the full amount of the Loan through one wire transfer of funds in the amount of Twelve Thousand United States Dollars $12,000, direct payment of Invoice 160201 to Enterprise Technology Consulting Inc. amount Eight Thousand United States Dollars $8,000.00 and direct payment of Invoice 20331 to ZZ Servers LLC amount Twelve Thousand One Hundred Fifty Eight United States Dollars $12,158.00; and One Hundred United States Dollars $100.00 for cost of transfer fees for the direct payments requested by the Borrower.

2. Interest. The Loan shall bear interest at the rate of the annual rate of eight percent (8%), calculated and compounded monthly, from the date hereof until repayment of the full amount owing under this Agreement.

3. Payable on Demand. The Loan, together with interest as herein provided, shall be repayable by the Borrower to the Lender on demand.

4. Monthly Payments. The Loan is an interest only loan, and unless and until demand for payment is made by the Lender the Borrower shall pay interest on the Loan to the Lender on the first day of each and every month, without any deduction, compensation, set-off or abatement whatsoever, with such interest on the Loan to be calculated and compounded monthly not in advance.

5. Form of Payment, Any check, draft, Money Order, or other instrument given in payment of all or any portion hereof may be accepted by the Lender and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Lender hereof except to the extent that actual cash proceeds of such instruments are unconditionally received by the Borrower and applied to this indebtedness in the manner elsewhere herein provided.

6. Attorney’s Fees. If this Agreement is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Borrower shall pay Lender all costs of collection and enforcement, including reasonable attorney's fees and court costs in addition to other amounts due.

7. Severability. If any provision of this Agreement or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Loan nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

8. Binding Effect. The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

9. Descriptive Headings. The descriptive headings used herein are for convenience of reference only and they are not intended to have any effect whatsoever in determining the rights or obligations under this Agreement.

10. Governing Law. This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of Nevada. Borrower is responsible for all obligations represented by this Agreement.

11. Entire Agreement. It is understood and agreed that the terms and conditions contained herein constitute the entire Agreement between the parties hereto and there are no covenants, representation, warranties or agreements whether express or implied except as expressly set out herein.

12. Assignment. This Agreement may not be assigned by the Borrower. The Lender may assign this Agreement at any time wit out the consent of the Borrower. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successor and permitted assigns.

THE PARTIES HERETO have executed this Agreement as of the date first above written.

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Lender MELCENT TECHNOLOGY SRL

Plutarco Suazo, President

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Borrower Lans Holdings Inc. s/Trevor Allen